SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 12, 2001
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                      Saratoga International Holdings Corp.

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                (Exact Name of Registrant as Specified in Charter)


         Nevada                      0-29081                 98-0169082
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(State or other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)             File Number)          Identification No.)


                8756 122nd Avenue NE Kirkland, WA            98033
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            (Address of Principal Executive Offices)       (Zip Code)


Registrant's telephone number, including area code  (425) 827-7817
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          (Former Name or Former Address, if Changed Since Last Report)



Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

Saratoga announced on June 19, 2001 that it entered into an Agreement and Plan of Merger with Agents Wanted.Net, Inc. dba Fortune Credit & Insurance Inc. ("Fortune"). Effective July 12, 2001, the shareholders of Fortune exchanged all of their shares of Fortune for shares issued by Saratoga entitling the six
Fortune shareholders to a majority interest in Saratoga. The Fortune shareholders now own 30,000,000 shares or approximately 82% of the $0.001 par value Common stock and 15,000,000 shares or 100% of the $0.001 par value Series B Voting Preferred stock (with 20 votes per share) issued and outstanding at July 12, 2001, or more than 98% of the voting power of the Company.

This transaction is characterized as a reverse merger, which is treated as a recapitalization for accounting purposes. Application of reverse merger accounting results in Fortune being deemed to be the accounting acquirer and the continuing entity. The operations of the surviving entity prior to July 12, 2001, reported in future financial reports will be those of Fortune. The retained deficit of Saratoga through July 12, 2001 will be offset against Saratoga additional paid in capital. The remaining capital deficiency of Saratoga will be combined with Fortune capital accounts and carried forward as the capital of Fortune, the surviving entity. The new shares were issued at par value for a total of $45,000, which is treated as a reclassification from additional paid in capital to common stock. No goodwill was recognized in connection with this recapitalization.

At the closing of the Agreement with Fortune, the business plan of Fortune became the business plan of Saratoga. Fortune's business development plan is based on initially serving two distinct market niches within the financial services industry; as a reseller of a globally accepted secured credit card service targeted at foreign nationals employed by the maritime industry on ships calling on USA port cities, and marketing of higher yield insurance annuity products targeted at individuals currently holding lower yielding forms of investment products, e.g. whole life policies.

In connection with the reverse merger, the Board of Directors appointed Fred McGee and Dye Hawley to the Board of Directors to fill two vacancies on the Board. Fred McGee was also appointed as Chief Executive Officer and President and Dye Hawley was appointed as Treasurer and Secretary. Patrick F. Charles and Terrence K Picken resigned their officer positions and agreed to cancel and terminate their respective Employment Agreements with the Company dated as of October 1, 1999. Messrs. Charles and Picken agreed to remain as Directors of the company. Currently, the Company's Board consists of five Directors; Messrs. Fred McGee (Chairman), Dye Hawley, Herb Capozzi, Patrick Charles and Terrence Picken.

At the request of, and as approved by new management, Messrs. Charles and Picken have agreed to provide business management advisory services and merger and acquisition services to the Company for up to three years. As consideration for such services, the Company has agreed to issue 1,800,000 shares of its common stock to each Messrs. Charles and Picken and to pay $20,000 monthly to Coast Northwest Management LLC, a business consulting company owned and operated by Messrs. Charles and Picken.

Prior to the July 12, 2001 closing date, Fortune issued 8% series A subordinated convertible redeemable debentures for $1,000,000 due July, 2003. The series A debentures are convertible into Saratoga stock as a result of Saratoga's assumption of the debt. The debentures are convertible into Saratoga common stock at 70% of the average closing bid price of the common stock for the three trading days immediately preceding the date of notice of conversion by the holder. As of July 12, 2001, none of the debenture proceeds were received and none of the debt has been converted into common stock.

The conversion discount from the market price of the stock, plus $130,000 of transaction fees, plus $30,000 of estimated interest expense, all to be paid in stock, equate to a total beneficial conversion feature of approximately 39.7%. The beneficial conversion feature will be accounted for in accordance with Emerging Issues Task Force No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." Therefore the total beneficial conversion feature, which is valued at approximately $657,000, will be accounted for as additional interest expense at the issue date, which is the date the debentures first become convertible.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statements of Businesses Acquired. The audited financial statements of Fortune required by this Item 7(a) are not yet available. Saratoga expects that the audited financial statements of Fortune will be completed and filed by amendment to this Form 8-K under cover of Form 8-K/A within 60 days after the date of this Form 8-K.

     (b) Pro Forma Financial Information. Pro forma financial information will not be presented since the reverse merger is treated as a recapitalization transaction for accounting purposes rather than a business combination.

     (c)  Exhibit  2.6. The  Agreement  and Plan of Merger dated June 4, 2001 by
          and  between   Saratoga   International   Holdings  Corp.  and  Agents
          Wanted.Net, Inc. was filed as Exhibit 2.6 on June 19, 2001.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  July 27, 2001.

                                    SARATOGA INTERNATIONAL HOLDINGS CORP.

                                    By:  /s/ Fred McGee

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                                    Fred McGee
                                    CEO, President and Director